Exhibit 99.1

Albireo Reports Q3 2020 Financial Results and Provides Business Update

- Positive Phase 3 data for odevixibat in PFIC with filings on track for no later than early 2021 -

- Phase 3 PFIC data accepted as late breakers at upcoming AASLD Meeting -

- Introduces new and novel bile acid modulator A3907 at AASLD -

- Raised $160 million in gross proceeds in public offering of 4,000,000 shares -

- Company to host post-AASLD Business Update Call on Tuesday, November 17, 2020 -

BOSTON, MA — November 5, 2020 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage rare liver disease company developing novel bile acid modulators, today provided a business update and reported financial results for the third quarter ended September 30, 2020.

“There is great excitement around our very positive data and late breaker acceptance for PEDFIC 1, the largest global Phase 3 clinical trial in PFIC,” said Ron Cooper, President and Chief Executive Officer of Albireo. “We are moving to a new stage for Albireo, anticipating regulatory approval, priority review voucher issuance and launch in the second half of next year, while deepening our pipeline with Phase 3 trials in biliary atresia and Alagille syndrome and advancing A3907 in adult liver diseases.”

Recent and Upcoming Highlights

Odevixibat

•	Achieved high statistical significance on both the U.S. and EU primary endpoints for PEDFIC 1, the largest ever global Phase 3 clinical trial evaluating the efficacy and safety of odevixibat. The study demonstrated sustained reductions in bile acids and pruritus, improved growth parameters, and was well tolerated with very low incidence of diarrhea for both PFIC1 and PFIC2 children. Positive results from the trial were announced on September 8, 2020: News Release: Albireo Phase 3 Trial Meets Both Primary Endpoints for Odevixibat in PFIC.

•	On track to complete regulatory filings in the U.S. and EU no later than early 2021, in anticipation of potential regulatory approval, issuance of a rare pediatric disease priority review voucher and launch of odevixibat in the second half of 2021.

•	Announced late-breaker acceptances at the American Association for the Study of Liver Diseases (AASLD) The Liver Meeting Digital Experience™ (TLMdX), being held November 13-16. News Release: Albireo’s Odevixibat PFIC Phase 3 Results Accepted for AASLD Late-Breakers. The full data set from the PEDFIC 1 trial will be presented. There will also be a late breaker poster session for interim results from PEDFIC 2, the open-label Phase 3 extension study of the long-term efficacy and safety of odevixibat in children with PFIC.

•	BOLD, the second Phase 3 trial with odevixibat, continues to activate new sites and enroll patients despite COVID-19 challenges. Biliary atresia is the most common pediatric cholestatic liver disease, and the number one cause of liver transplantation in children.

•	On track to initiate third Phase 3 trial of odevixibat in Alagille syndrome by the end of 2020.

Early Stage Pipeline

•	Preclinical development programs are progressing in adult liver disease and the Company expects to complete IND-enabling studies for a new lead preclinical candidate A3907 this year. The Company will present adult liver disease data at the upcoming AASLD meeting on November 13-16, 2020. News Release: Albireo’s Odevixibat PFIC Phase 3 Results Accepted for AASLD Late-Breakers.

Corporate

•	Completed an underwritten public offering of 4,000,000 shares of common stock at a price of $40.00 per share. The net proceeds from this offering were approximately $150.4 million after deducting underwriting discounts and commissions but before offering expenses.

•	Despite the global COVID-19 pandemic, Albireo continues to progress clinical programs and commercial planning, while monitoring the situation closely in anticipation of product filings, approvals and launch in 2021.

•	Following the AASLD meeting, Albireo will host an investor call on November 17, 2020 to present highlights from the Company’s odevixibat PEDFIC 1 and PEDFIC 2 data presentations. The Company will also highlight data on novel bile acid modulator approaches and A3907, a new product candidate for adult liver diseases.

Third Quarter 2020 Financial Results

•	Revenues were $2.1 million for the third quarter of 2020, compared with $1.4 million for the third quarter of 2019. The higher revenue was due to the estimated royalty revenue received from EA Pharma for elobixibat for the treatment of chronic constipation. The royalty revenue is passed on to HealthCare Royalty Partners.

•	R&D expenses were $22.2 million for the third quarter of 2020, compared with $12.0 million for the third quarter of 2019. The higher expenses were primarily due to personnel expenses as the Company continues to increase headcount, as well as program expenses related to odevixibat as the Company prepares for regulatory filings and continues to develop additional indications for its lead asset. Continued advancement of preclinical programs also contributed to higher program expenses.

•	G&A expenses were $11.7 million for the third quarter of 2020, compared with $6.0 million for the third quarter of 2019. The increase was attributable to personnel and related expenses, as the Company continues to increase its headcount and commercialization readiness expenses.

•	Net loss for the third quarter of 2020 was $30.7 million, or $(1.96) per share, compared with $21.9 million, or $(1.73) per share for the third quarter of 2019.

•	The Company had cash and cash equivalents on September 30, 2020, of $278.7 million. During the third quarter of 2020, an additional $150.4 million of net proceeds were received from recently completed public financings after deducting underwriting discounts and commissions but before offering expenses. As a result, cash and cash equivalents are anticipated to be sufficient to fully fund the launches of odevixibat and into the revenue generating phase for Albireo.

Virtual Business Update Call

Albireo will host a post-AASLD event on Tuesday, November 17, 2020, at 10:00 a.m. ET. To access the live conference call by phone, dial 877-407-0792 (domestic) or 201-689-8263 (international), and provide the access code 13712304. A live audio webcast will be accessible from the Media & Investors page of Albireo’s website, http://ir.albireopharma.com/. To ensure a timely connection to the webcast, it is recommended that participants register at least 15 minutes prior to the scheduled start time. An archived version of the Business Update webcast will be available for replay on the Events & Presentations section of the Media & Investors page of Albireo’s website for 2 months following the event.

About Odevixibat

Odevixibat is an investigational product candidate being developed to treat rare pediatric cholestatic liver diseases, including progressive familial intrahepatic cholestasis (PFIC), biliary atresia and Alagille syndrome. A highly potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi), odevixibat acts locally in the small intestine. Odevixibat does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population. The Company announced positive results from the Phase 3 PEDFIC 1 trial with odevixibat in September. Odevixibat is currently being evaluated in the ongoing PEDFIC 2 open-label trial (NCT03659916) in patients with PFIC and the BOLD Phase 3 trial in patients with biliary atresia (NCT04336722). Initiation of a pivotal Phase 3 trial of odevixibat for Alagille syndrome is also anticipated by the end of 2020.

Odevixibat has received fast track, rare pediatric disease and orphan drug designations in the United States. In addition, the FDA has granted orphan drug designation to odevixibat for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis. The EMA has granted odevixibat orphan designation, as well as access to the PRIority MEdicines (PRIME) scheme for the treatment of PFIC. Its Pediatric Committee has agreed to Albireo’s odevixibat Pediatric Investigation Plan for PFIC and biliary atresia. EMA has also granted orphan designation to odevixibat for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis. Odevixibat has the potential to become the first approved drug treatment for patients with PFIC. The Company intends to complete regulatory filings in the EU and U.S. for odevixibat in PFIC no later than early 2021, in anticipation of potential regulatory approval, issuance of a rare pediatric disease priority review voucher and launch in the second half of 2021.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases, and other adult liver diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases and is in Phase 3 development in progressive familial intrahepatic cholestasis (PFIC) and biliary atresia, with a third Phase 3 trial being planned in Alagille syndrome. The Company expects to complete IND-enabling studies for new preclinical candidate A3907 this year. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat or any other Albireo product candidate or program, including regarding expectations regarding the impact of COVID-19 on our business and our ability to adapt our approach as appropriate; the Phase 3 clinical program for odevixibat in patients with PFIC, the pivotal trial for odevixibat in biliary atresia (BOLD), and the planned pivotal trial for odevixibat in Alagille syndrome; the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for odevixibat in PFIC, the pivotal trial for odevixibat in biliary atresia, the planned pivotal trial for odevixibat in Alagille syndrome; the potential approval and commercialization of odevixibat; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat, elobixibat, or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of odevixibat of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the potential issuance of a rare pediatric disease priority review voucher; the period for which Albireo’s cash resources will be sufficient to fund its operating requirements (runway); or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the pivotal program in biliary atresia or the planned pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, the double-blind Phase 3 trial or other pivotal trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

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Investor Contact:
Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578

Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Albireo Pharma, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$278,691	$131,843
Prepaid expenses and other current assets	8,199	9,956
Total current assets	286,890	141,799
Property and equipment, net	551	597
Goodwill	17,260	17,260
Other assets	6,401	5,413
Total assets	$311,102	$165,069
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,601	$4,785
Accrued expenses	16,817	13,486
Other current liabilities	810	653
Total current liabilities	21,228	18,924
Liability related to sale of future royalties	64,871	48,714
Note payable, net of discount	9,508	—
Other long-term liabilities	3,735	4,270
Total liabilities	99,342	71,908
Stockholders’ Equity:
Common stock, $0.01 par value per share — 30,000,000 authorized at September 30, 2020 and December 31, 2019; 19,073,498 and 12,749,443 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	190	127
Additional paid-in capital	451,448	245,769
Accumulated other comprehensive income	2,143	6,452
Accumulated deficit	(242,021)	(159,187)
Total stockholders’ equity	211,760	93,161
Total liabilities and stockholders’ equity	$311,102	$165,069

Albireo Pharma, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$2,131	$1,385	$5,592	$3,205
Operating expenses:
Research and development	22,200	11,996	56,727	31,359
General and administrative	11,663	6,010	28,290	16,788
Other operating (income) expense, net	(4,628)	4,015	(4,556)	6,319
Total operating expenses	29,235	22,021	80,461	54,466
Operating loss	(27,104)	(20,636)	(74,869)	(51,261)
Interest expense, net	(3,639)	(1,274)	(7,965)	(3,934)
Net loss	$(30,743)	$(21,910)	$(82,834)	$(55,195)
Net loss per common share - basic and diluted	$(1.96)	$(1.73)	$(5.54)	$(4.47)
Weighted-average common shares used to compute basic and diluted net loss per common share	15,704,293	12,685,000	14,942,213	12,349,870